UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2005

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759

(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763
(Registrant’s telephone number, Including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 May 3, 2005 Press Release

Item 2.02 Results of Operations and Financial Condition

MAY 3, 2005 — Clearwater, Florida — Nicholas Financial, Inc. (Nasdaq, NICK), announced that net income for the fourth quarter ended March 31, 2005 increased 59% to $2,368,000 as compared to $1,492,000 in the fourth quarter last year. Diluted earnings per share increased 26% to $0.34 from $0.27. Revenue for the quarter increased 33% to $9,181,000 as compared to $6,910,000 in the fourth quarter last year. The Company has reported record comparable quarterly increases in 58 of the last 59 quarters.

For the year ended March 31, 2005, net income increased 55% to $8,080,000 as compared to $5,213,000 last year. Diluted earnings per share increased 25% to $1.20 from $0.96. Revenue for the year increased 29% to $32,832,000 as compared to $25,500,000 last year. The Company has reported record increases in revenues and earnings every year for the past 15 years.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
99.1	Press release dated May 3, 2005, announcing record earnings for the quarter and year ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC. (Registrant)
Date: May 3, 2005	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer (Principal Executive Officer)

Date: May 3, 2005	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description
99.1	Press release dated May 3, 2005, announcing record earnings for the quarter and year ended March 31, 2005.